                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [x]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement

         [ ]  Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))

         [x]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Williams-Sonoma, Inc.
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                (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [x]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         [ ]     Fee paid previously with preliminary materials.

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         [ ]     Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

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         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:


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         (4)  Date Filed:

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

                                      LOGO
           ---------------------------------------------------------
                     W I L L I A M S - S O N O M A
           ---------------------------------------------------------
                              3250 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94109

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Williams-Sonoma, Inc., a California corporation (the "Company"), will be held at the Company's offices, 3250 Van Ness Avenue, San Francisco, California 94109, Wednesday, May 28, 1997, commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

     (1) To elect ten directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

     (2) To act on a proposal to approve the Amended and Restated 1993 Stock Option Plan.

     (3) To ratify the selection of Deloitte & Touche as independent accountants for the fiscal year ending February 1, 1998.

     (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 31, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended February 2, 1997.

                                          By Order of the Board of Directors,

                                          Dennis A. Chantland, Secretary

San Francisco, California
April 22, 1997

     WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY ORALLY REVOKE THE PROXY AND VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                             WILLIAMS-SONOMA, INC.
                              3250 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94109

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 28, 1997

     This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Williams-Sonoma, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Wednesday, May 28, 1997, and any adjournment or postponement thereof. The Annual Report to the shareholders of the Company for the fiscal year ended February 2, 1997, including the financial statements of, and other information concerning the Company, is also enclosed. The Company anticipates that this Proxy Statement and accompanying form of proxy will first be mailed or given to its shareholders on or about April 22, 1997.

     A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends such meeting may orally revoke his proxy at the Annual Meeting and vote in person. If a shareholder specifies a choice on any matter to be acted upon by means of the accompanying proxy, and the proxy is properly executed and received prior to the Annual Meeting, the proxy will be voted in accordance with the specifications made. If an executed proxy is returned without any specifications as to how shares should be voted, votes will be cast for the election of the directors named in this Proxy Statement, in favor of the Amended and Restated 1993 Stock Option Plan, and in favor of the ratification of the selection of Deloitte & Touche as the Company's independent accountants. In addition, the proxyholders will vote in their sole discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed will be paid by the Company. Copies of solicitation material will be furnished to brokers and others holding common stock of the Company to forward to their principals, and the Company will reimburse them for reasonable expenses in doing so. The Company expects that some of its officers or employees (none of whom will receive special compensation) will solicit proxies personally and by telephone or other means. In addition, the Company has retained the services of Skinner & Company to assist in the solicitation of proxies at an estimated cost of $3,500.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on March 31, 1997, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1997, there were 25,557,094 outstanding shares of the Company's common stock (the "Common Stock"), the only class of stock outstanding. The closing sales price for the Common Stock on March 27, 1997, as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System, was $30.75 per share.

     Each share of Common Stock is entitled to one vote, except that shareholders may cumulate their votes for the election of directors. Under California law, no shareholder may cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting. If such notice is given, every shareholder present, in person or by proxy, at the meeting may cumulate votes. The accompanying proxy grants authority to the proxyholders to cumulate votes and allocate them in the proxyholders' discretion to one or more nominees, if the proxyholders believe that such action will maximize the number of nominees who will be elected. The proxyholders do not, at this time, intend to give such notice nor to cumulate the votes they may hold pursuant to the proxies solicited in this Proxy Statement unless the required notice by a shareholder is given at the meeting, in which instance such proxyholders intend to vote cumulatively all the proxies held by them in favor of some or all of the nominees for office set forth in this Proxy Statement. If cumulative voting is utilized at the Annual Meeting, each shareholder voting at the election of directors may cumulate their votes and cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held. All such votes may be cast for a single candidate or may be distributed among any or all of the candidates.

     The following table sets forth information as to the beneficial ownership of the Common Stock, as of March 27, 1997, by (a) persons known to the Company to be beneficial owners of more than 5% of the Common Stock, (b) executive officers named in the "Summary Compensation Table" below, and (c) executive officers and directors as a group. Unless otherwise noted, the persons listed below have sole voting and investment power.

                                                                                            PERCENT
                                                                      NUMBER OF SHARES        OF
               NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIALLY OWNED      CLASS
-------------------------------------------------------------------  ------------------     -------
W. Howard Lester...................................................       2,903,385(1)        11.3%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109
James A. McMahan...................................................       3,412,675(2)        13.3%
  2237 Colby Avenue
  Los Angeles, CA 90064
Patrick J. Connolly................................................         527,937(3)         2.1%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109
Gary G. Friedman...................................................         319,677(4)         1.2%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109
Dennis A. Chantland................................................          25,000(5)        *
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109
Robert K. Earley...................................................         154,300(6)        *
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109

                                                                                            PERCENT
                                                                      NUMBER OF SHARES        OF
               NAME AND ADDRESS OF BENEFICIAL OWNER                  BENEFICIALLY OWNED      CLASS
-------------------------------------------------------------------
Nicholas Applegate Capital Management..............................       1,876,381(7)         7.3%
  600 West Broadway, 29th Floor
  San Diego, CA 92101
Husic Capital Management/Frank J. Husic & Co/Frank J. Husic........       1,726,200(8)         6.8%
  555 California Street, Suite 2900
  San Francisco, CA 94104
All Executive Officers and Directors as a Group (13 persons).......       7,738,601(9)        29.4%

---------------
 *  Less than 1%.

(1) Includes 64,800 and 93,500 shares subject to nonqualified stock options granted under the Company's 1976 Stock Option Plan (the "1976 Plan") and the 1993 Stock Option Plan (the "1993 Plan"), respectively, which are currently exercisable or exercisable within 60 days. Includes 6,940 shares in the Company's Employee Profit Sharing and Stock Incentive plan (the "Profit Sharing Plan") that are allocable to Mr. Lester and fully vested. Does not include 1,743 and 557,773 shares owned by Mr. Lester's wife and by trusts established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

(2) Includes 6,750 and 15,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(3) Includes 68,625 and 36,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 4,917 shares in the Profit Sharing Plan that are allocable to Mr. Connolly and fully vested. Does not include 2,619 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

(4) Includes 94,925 and 168,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, and 50,625 shares subject to incentive stock options granted under the 1983 Incentive Stock Option Plan (the "1983 Plan"), which are currently exercisable or exercisable within 60 days. Also includes 6,127 shares in the Profit Sharing Plan that are allocable to Mr. Friedman and fully vested.

(5) Includes 20,000 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days. Also includes 5,000 shares owned by a trust established for the joint benefit of Mr. Chantland and his wife.

(6) Includes 73,125 and 28,400 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 6,200 shares in the Profit Sharing Plan that are allocable to Mr. Earley and fully vested.

(7) The information above and in this footnote is based on the Schedule 13G of Nicholas Applegate Capital Management, filed February 3, 1997. Nicholas Applegate Capital Management, a registered investment adviser, has sole voting and dispositive power over 1,868,113 shares of Common Stock and sole dispositive power (but no voting power) over 8,268 shares.

(8) The information above and in this footnote is based on the Schedule 13G of Husic Capital Management, Frank J. Husic and Co., and Frank J. Husic, a registered investment adviser, a California corporation, and a shareholder, respectively, filed February 4, 1997. Each has shared voting and dispositive power over

    1,414,000 shares of Common Stock and shared dispositive power (but no voting power) over 312,200 shares.

(9) Includes 262,100 and 414,250 shares subject to nonqualified stock options granted under the 1976 Plan and 1993 Plan, respectively, and 50,625 shares subject to incentive stock options granted under the 1983 Plan, which are currently exercisable or exercisable within 60 days. Also includes 18,216 shares in the Profit Sharing Plan that are allocable to the executive officers and fully vested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, directors and certain officers of the Company and persons who beneficially own more than 10% of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission and the NASDAQ Stock Market and furnish to the Company reports of ownership and changes in ownership of all classes of the Company's equity securities. Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended February 2, 1997, and/or written representations from such reporting persons, the Company believes that, except as described below, all reports required to be filed by such reporting persons during or with respect to the fiscal year ended February 2, 1997 were filed on a timely basis. Form 3 registering Richard Hunter as a beneficial owner and reporting a single stock option grant of 50,000 shares of Common Stock, was inadvertently filed late. Also filed late were Form 4 reporting Patrick J. Connolly's sale of 30,000 shares and Form 5 reporting summarized annual activity for Gary G. Friedman.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors are to be elected to serve until the next annual meeting of shareholders or until the election and qualification of their successors. The Company's Bylaws provide for not less than six nor more than eleven directors, the exact number having been fixed by the Board of Directors at ten. Under California law, the ten nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the ten nominees named below. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.

     The following table sets forth information as of March 27, 1997, with respect to each person nominated for election as a director which has been furnished to the Company by the nominees. All nominees, with the exception of Adrian D.P. Bellamy, were elected directors at the Annual Meeting of Shareholders held on June 19, 1996.

                                                                                AMOUNT AND
                                                                                NATURE OF
                                                                      DIRECTOR  BENEFICIAL     PERCENT
         NOMINEE           AGE          PRINCIPAL OCCUPATION           SINCE    OWNERSHIP      OF CLASS
-------------------------  ---   -----------------------------------  --------  ----------     --------
Charles E. Williams......   81   Founder of the Company and its Vice    1973       282,232(1)       1.1%
                                 Chairman since 1986.
W. Howard Lester.........   61   Chairman of the Company since 1986     1979     2,903,385(2)      11.3%
                                 and Chief Executive Officer since
                                 1979. Director of The Good Guys,
                                 Inc., CKE Restaurants, Inc., and
                                 Harold's Stores, Inc.
Adrian D.P. Bellamy......   55   Director of The Gap, Inc., Gucci       new          5,000            *
                                 Group N.V., Paragon Trade Brands,    nominee
                                 Inc., and The Body Shop Intl., PLC
                                 since 1995. Chairman and CEO of DFS
                                 Group Ltd., from 1983-1995.
James M. Berry...........   66   Executive Vice President of Finance    1987        23,775(3)         *
                                 of Belk Stores Services since 1995.
                                 Director of HCC Insurance Holdings,
                                 Inc., since 1993.
Nathan Bessin............   71   Managing Partner of J. Arthur          1983        28,575(3)         *
                                 Greenfield & Co., Certified Public
                                 Accountants, since 1978. Director
                                 of Mercury General Corp.
Patrick J. Connolly......   50   Executive Vice President, General      1983       527,937(4)       2.1%
                                 Manager, Catalog, and Assistant
                                 Secretary of the Company since 1995
                                 and 1983, respectively.
Millard S. Drexler.......   52   Chief Executive Officer, President     1990        24,000(3)         *
                                 and Director of The Gap, Inc.,
                                 since 1995, 1987 and 1983,
                                 respectively.
Gary G. Friedman.........   39   Chief Merchandising Officer and        1993       319,677(5)       1.2%
                                 President, Retail Stores since
                                 1995.
John E. Martin...........   51   Chairman and Chief Executive           1994        74,250(6)         *
                                 Officer of Pepsico Casual
                                 Restaurants since 1996. President
                                 and Chief Executive Officer of Taco
                                 Bell, a wholly-owned subsidiary of
                                 PepsiCo, from 1983-1996. Director
                                 of The Good Guys, Inc.
James A. McMahan.........   74   Chief Executive Officer of McMahan     1979     3,412,675(3)      13.3%
                                 Furniture Stores since 1947.

---------------
 *  Less than 1%.

(1) Includes 232 shares in the Profit Sharing Plan that are allocable to Mr. Williams and fully vested.

(2) Includes 64,800 and 93,500 shares subject to nonqualified stock options granted under the Company's 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Includes 6,940 shares in the Profit Sharing Plan that are allocable to Mr. Lester and fully vested. Does not include 1,743 and 557,773 shares owned by Mr. Lester's wife and by trusts established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

(3) Includes 6,750 and 15,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(4) Includes 68,625 and 36,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 4,917 shares in the Profit Sharing Plan that are allocable to Mr. Connolly and fully vested. Does not include 2,619 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

(5) Includes 94,925 and 168,000 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, and 50,625 shares subject to incentive stock options granted under the 1983 Plan, which are currently exercisable or exercisable within 60 days. Also includes 6,127 shares in the Profit Sharing Plan that are allocable to Mr. Friedman and fully vested.

(6) Includes 17,250 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days.

COMPENSATION OF DIRECTORS

     The Company's directors do not receive any cash compensation for services provided as a member of the Board. Directors (other than employee directors) are awarded nonqualified stock options annually under the 1993 Stock Option Plan. Eligible directors are awarded an option to purchase 6,750 shares of Common Stock upon their initial election to the Board and an option to purchase 5,250 shares of Common Stock each time they are re-elected to the Board. The exercise price of these options is fixed at the fair market value of the Common Stock on the date of the relevant annual meeting.

INDEMNIFICATION

     Under the Company's Articles of Incorporation, a director is not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Articles of Incorporation do not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under the California Corporations Code or transactions in which the director derives an improper personal benefit. The Articles of Incorporation also provide that the Company has the authority to indemnify its directors, officers, employees and agents beyond the circumstances permitted under Section 317 of the California Corporations Code.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 6 meetings during the fiscal year ended February 2, 1997. The Board of Directors has two standing
Committees: Audit and Compensation. There is no nominating committee or any other committee performing those functions.

     During the last fiscal year, the Audit Committee of the Board of Directors met once. The Audit Committee is currently comprised of Messrs. Bessin (Chairman) and Berry. This Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and its system of internal accounting controls.

     During the last fiscal year, the Compensation Committee of the Board of Directors (the "Compensation Committee") met four times. The Compensation Committee is currently comprised of Messrs. McMahan (Chairman), Drexler, Hellman and Martin. This Committee is primarily responsible for officers' compensation matters and for administering the Company's stock option plans.

     No director attended fewer than 75% of all meetings of the Board of Directors and the committees upon which such director served during the fiscal year ended February 2, 1997, except directors Drexler, Hellman and Martin who each attended 70%, 73% and 50%, respectively, of all such meetings.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                              CERTAIN TRANSACTIONS

     The Company leases its distribution center in Memphis, Tennessee, from two partnerships whose partners include two executive officers and/or a director of the Company. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Certain information concerning such executive officers is set forth below:

          NAME            AGE    PRESENT POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
------------------------  ---   -----------------------------------------------------------
Charles E. Williams.....  81    Founder of the Company and Vice Chairman since 1986.
W. Howard Lester........  61    Chairman since 1986 and Chief Executive Officer since 1979.
Gary G. Friedman........  39    Chief Merchandising Officer and President, Retail Stores
                                since 1995; Executive Vice President 1993-1995; Senior Vice
                                  President -- Stores, 1991-1992; and Vice
                                  President -- Stores, 1988-1990.
Patrick J. Connolly.....  50    Executive Vice President and General Manager, Catalog since
                                1995; Senior Vice President -- Mail Order, 1991-1995; Vice
                                  President -- Mail Order, 1979-1990; and Assistant
                                  Secretary since 1983.
Dennis A. Chantland.....  54    Executive Vice President and Chief Administrative Officer
                                since 1995; and Secretary since 1996.
G. Andrew Rich..........  49    Senior Vice President -- Human Resources since 1995.
Richard C. Hunter.......  51    Senior Vice President -- International Operations and
                                Development since 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers who served as executive officers during the fiscal year ended February 2, 1997 and whose total annual salaries and bonuses exceeded $100,000 during such fiscal year.

                                                                                LONG TERM
                                                                           COMPENSATION AWARDS
                                                           ANNUAL          -------------------
                                                      COMPENSATION(3)          SECURITIES
                NAME AND                            --------------------       UNDERLYING           ALL OTHER
         PRINCIPAL POSITION(1)            YEAR(2)   SALARY($)   BONUS($)      OPTIONS(#)(4)      COMPENSATION($)
----------------------------------------  -------   ---------   --------   -------------------   ---------------
W. Howard Lester........................    1996     498,077    100,000           30,000               7,638(5)
  Chief Executive Officer,                  1995     471,210          0           20,000              10,451
  Chairman and Director                     1994     386,538          0           37,500              10,066

Gary G. Friedman........................    1996     399,580     75,000           20,000               1,226(6)
  Chief Merchandising Officer,              1995     386,119          0           50,000               4,823
  President Retail Stores and Director      1994     323,076          0           15,000               5,163

Dennis A. Chantland.....................    1996     342,244     75,000           25,000               4,930(7)
  Executive Vice President,                 1995      31,250          0          100,000                 183(8)
  Chief Administrative Officer and          1994          --         --               --                  --
    Secretary

Patrick J. Connolly.....................    1996     229,080     75,000           15,000               7,478(9)
  Executive Vice President                  1995     224,009          0           10,000               4,325
  and General Manager, Catalog,             1994     200,615          0           15,000               8,769
  Assistant Secretary and Director

Robert K. Earley........................    1996     208,080     50,000            5,000               3,832(10)
  Senior Vice President -- Distribution     1995     201,284          0           10,000               7,348
                                            1994     187,308          0            9,000               7,084

---------------
 (1) None of the executives named in this table held any shares of restricted stock of the Company as of February 2, 1997.

 (2) Rows specified "1996," "1995" and "1994" represent fiscal years ended February 2, 1997, January 28, 1996, and January 29, 1995, respectively.

 (3) While the named executive officers enjoy certain perquisites, the aggregate value of such perquisites for the fiscal years shown did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for the applicable year.

 (4) Figures have been adjusted to reflect the 3-for-2 stock splits in February 1994 and September 1994 (the "Stock Splits").

 (5) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 and benefits received under the Company's executive supplemental medical plan of $4,914 and $2,724, respectively.

 (6) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 and benefits received under the Company's executive supplemental medical plan of $462 and $764, respectively.

 (7) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 and benefits received under the Company's executive supplemental medical plan of $449 and $4,481, respectively.

 (8) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 of $183.

 (9) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 and benefits received under the Company's executive supplemental medical plan of $2,016 and $5,462, respectively.

(10) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 and benefits received under the Company's executive supplemental medical plan of $445 and $3,387, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information noted for all grants of stock options made to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table during the fiscal year ended February 2, 1997:

                                    INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------             VALUE
                                 NUMBER OF                                                       AT ASSUMED ANNUAL
                                 SECURITIES    PERCENTAGE OF                                   RATES OF STOCK PRICE
                                 UNDERLYING    TOTAL OPTIONS                                     APPRECIATION FOR
                                  OPTIONS       GRANTED TO      EXERCISE OR                         OPTION TERM
                                  GRANTED      EMPLOYEES IN     BASE PRICE      EXPIRATION     ---------------------
             NAME                   (#)       FISCAL YEAR (%)     ($/SH)           DATE         5% ($)     10% ($)
-------------------------------  ----------   ---------------   -----------     ----------     --------   ----------
W. Howard Lester...............    30,000           5.8            23.25         6/19/2006     $438,654   $1,111,635
  Chief Executive Officer,
  Chairman and Director
Dennis A. Chantland............    25,000           4.9            23.25         6/19/2006      365,545      926,363
  Executive Vice President,
  Chief Administrative Officer
  and Secretary
Gary G. Friedman...............    20,000           3.9            18.00         3/12/2006      226,402      573,747
  Chief Merchandising Officer,
  President -- Retail Division,
  and Director
Patrick J. Connolly............     5,000           1.0            18.00         3/12/2006       56,601      143,437
  Executive Vice President,        10,000           1.9            23.25         6/19/2006      146,218      370,545
  General Manager, Catalog, and
  Director
Robert K. Earley...............     5,000           1.0            18.00         3/12/2006       56,601      143,437
  Senior Vice President --
  Distribution

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth the fiscal year-end value of unexercised options held by the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table:

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                    SHARES                          YEAR-END(#)(1)             AT FISCAL YEAR-END($)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------  -----------   -----------   -----------   -------------   -----------   -------------
W. Howard Lester................       0             0          131,050        116,200      $ 3,072,381    $ 1,875,578
  Chief Executive Officer,
  Chairman and Director
Gary G. Friedman................       0             0          274,050        210,075        5,862,174      3,797,079
  Chief Merchandising Officer,
  President -- Retail Division,
  and Director
Patrick J. Connolly.............       0             0           93,500         47,750        2,380,450        751,481
  Executive Vice President,
  General Manager, Catalog, and
  Director
Dennis A. Chantland.............       0             0           20,000        105,000          272,500      1,299,375
  Executive Vice President,
  Chief Administrative Officer
  and Secretary
Robert K. Earley................       0             0           92,225         33,025        2,393,929        592,402
  Senior Vice President --
  Distribution

---------------
(1) Figures have been adjusted to reflect the Stock Splits.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company does not have employment agreements with any of its executive officers. However, the Company recently entered into a severance agreement with Mr. Earley. Under the terms of this agreement, Mr. Earley will continue to receive his normal base salary and benefits until the end of the current fiscal year. His stock options will also continue to vest during this period.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the Committee) is responsible for setting executive compensation policy and determining the compensation paid to executive officers of the Company. The Committee is currently comprised of the directors named below, all of whom are non-employee Directors.

     The Company's executive compensation programs are designed to enable the Company to attract, retain, motivate and reward highly qualified executives while maintaining strong and direct links between executive pay, individual performance, the Company's financial performance and shareholder returns. The Compensation Committee believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to shareholder return. Notably, the Chief Executive Officer, Mr. Lester, beneficially owns 2,903,385 shares (including options which are currently exercisable or exercisable within 60 days) representing 11.3% of the shares of Common Stock as of March 27, 1997. Mr. Lester (together with the undersigned Mr. McMahan) purchased the Company from its founder Charles E. Williams in 1979. The Company first offered stock to the public in 1983.

     The Company competes with a number of different companies, both within and outside the retail industry, for talented executives. Accordingly, the Committee considers both pay practices at retailers of comparable size who are part of the Center for Research in Security Prices ("CRSP") Index for NASDAQ Retail Trade Stock, one of the indices used in the Performance Graph, as well as pay practices at other companies considered comparable based on the industry, revenues and other factors (together, the "Comparable Companies") when assessing the competitiveness of the Company's compensation programs. The Committee utilizes an independent executive compensation advisor for information on competitive compensation levels.

     The Committee considers three major elements in its compensation program: base salaries, annual cash incentive opportunities, and long-term incentives via stock options. Base salaries are generally targeted at the median levels of the Comparable Companies, and actual salaries are adjusted for individual performance and contributions to the Company's success. In May 1996, the Committee reviewed the salaries of its executive officers, including the Named Executive Officers. Based on the Company's performance in fiscal year 1995, which fell short of targets, no base salary increases were granted at that time.

     The second component of the Company's executive compensation program is the Profit Incentive Plan, which rewards participants for extraordinary results based on the annual financial performance of the Company. Based on the Company's performance in fiscal year 1995, which fell short of targets, no awards were made to any of the Named Executive Officers or any other participants under the Plan.

     Stock ownership and the link to shareholder value is an integral part of the Company's executive compensation program. Accordingly, the number of stock options granted to the Chief Executive Officer and other executive officers reflect competitive practices for Comparable Companies and the assessment of their individual contributions. In 1996, Mr. Lester was granted an option for 30,000 shares, Mr. Chantland was granted an option for 25,000 shares, Mr. Friedman was granted an option for 20,000 shares, and Mr. Connolly was granted an option for 15,000 shares in recognition of their contributions and to further link a significant portion of their compensation to shareholder returns. Grants to the other Executive Officers averaged 5,000 shares. All stock options were granted with an exercise price equal to the fair market value of one share of Common Stock on the date of the grant.

     The Omnibus Budget and Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code and could, depending on future compensation levels, result in limits on the Company's ability to deduct compensation in excess of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on 1996 compensation levels, no such limits on the deductibility of compensation applied for any officer of the Company. The Company has not adopted a policy specifically prohibiting compensation at a level that would limit deductions. While the Committee cannot predict how the deductibility limit may impact the Company's compensation program in future years, the Committee intends to maintain an approach to executive compensation which strongly links pay to performance. The approach should preserve the deductibility of the Company's executive compensation while maintaining highly motivational compensation programs which support the Company business objectives and strategies and reinforce the creation of shareholder value.

                                          Respectfully submitted,

                                          James A. McMahan
                                          Millard S. Drexler
                                          F. Warren Hellman
                                          John E. Martin
                                          Members of the Compensation Committee

PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS OF THE COMPANY,
         CRSP* INDEX FOR THE NASDAQ STOCK MARKET (U.S. COMPANIES), AND
                   CRSP INDEX FOR NASDAQ RETAIL TRADE STOCKS

        MEASUREMENT PERIOD             NASDAQ RETAIL       NASDAQ STOCK
      (FISCAL YEAR COVERED)                TRADE              MARKET          WILLIAMS-SONOMA
2/2/92                                   100.00              100.00              100.00
1/31/93                                   90.30              113.10               81.50
1/30/94                                   96.10              129.40              240.00
1/29/95                                   86.10              124.70              329.70
1/28/96                                   94.80              172.30              214.60
2/2/97                                   118.70              229.90              437.90

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on 2/2/92.

* Center for Research in Security Prices, The University of Chicago, Graduate School of Business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's warehouse and distribution center is located in Memphis, Tennessee and leased from two partnerships whose partners include directors, executive officers, and/or significant shareholders of the

Company. The distribution center consists of two separate facilities -- one for mail order operations and one for retail store operations.

  Mail Order Facility

     In July 1984, the Company entered into an agreement to lease a 243,000 square foot distribution center from a partnership (the lessor). The lessor is a partnership comprised of W. Howard Lester, Chairman, Chief Executive Officer and significant shareholder of the Company, and James A. McMahan, a director and significant shareholder of the Company and member of the Compensation Committee. The partnership financed the construction through the sale of $6,300,000 principal amount of industrial development bonds due June 2008. The lease had an initial, non-cancelable term of ten years expiring on June 30, 1994, with two optional five-year renewals by the Company. In December 1985, the partnership financed the construction of an additional 190,000 square feet of space through the sale of $2,900,000 principal amount of industrial development bonds due 2010. The Company's lease with the partnership was amended to include additional rent plus interest on the new bonds for the same lease term as the original lease. In December 1993, the Company exercised the two five-year renewal options and is now obligated to lease the space until June 30, 2004. Effective July 1, 1994, the fixed basic monthly rent is $51,500. Rental payments consist of basic monthly rent, plus interest on the bonds (a floating rate equal to 55% of the prime rate of a designated bank), applicable taxes, insurance and maintenance expenses. In connection with the December 1993 transaction, both the partnership and the Company provided to an unaffiliated bank an indemnity against certain environmental liabilities.

  Retail Store Facility

     In August 1990, the Company entered into a separate agreement to lease a second distribution center, consisting of approximately 307,000 square feet, adjacent to the existing distribution center in Memphis, Tennessee. The lessor is a partnership that includes Messrs. Lester, McMahan, and Robert K. Earley, Senior Vice President of Distribution. The partnership financed the construction of the distribution center through the sale of $10,550,000, 10.36% principal amount of industrial development bonds due in August 2015.

     In September 1994, this lease was amended to include an approximately 306,000 square-foot expansion of the facility. The expansion was completed in October 1995. The lessor financed the construction of the expansion through a $500,000 capital contribution from its partners and the sale of $9,825,000, 9.01% principal amount of industrial development bonds due in August 2015. The amended lease has an initial, non-cancelable term of 15 years beginning August 1991 and ending in July 2006, with three optional five-year renewals. Rentals (including interest on the bonds, sinking fund payments, and fees) for the primary term are payable at an average rate of $711,000 per quarter plus applicable taxes, insurance and maintenance expenses.

     Both facilities (including the expansions) were constructed to the Company's specifications. After the option periods, the Company is obligated to renew each lease annually so long as the bonds which financed the specific projects remain outstanding. The leases qualify as operating leases for accounting purposes. The Company believes that the facility leases are on terms no less favorable than the Company could have obtained from third parties in arm's-length transactions.

                                   PROPOSAL 2

                          APPROVAL OF THE AMENDED AND
                        RESTATED 1993 STOCK OPTION PLAN

     The Company believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs which link compensation to shareholder return. As a result, stock option grants are an integral part of the Company's compensation program. The Company currently relies on a single plan -- the 1993 Stock Option Plan -- for these grants and has less than 150,000 shares of Common Stock remaining under the plan for future grants. Rather than adopting a new stock option plan at the present time, the Company proposes to increase the number of shares available for grant under the existing plan from 2,250,000 shares of Common Stock to 2,750,000 shares of Common Stock, an increase of 500,000 shares or 22%. The Company also proposes to make several other changes to the plan (discussed below), some of which are intended to conform the plan to new regulations adopted by the Securities and Exchange Commission and the Internal Revenue Service.

     The following is a summary of the material features of the plan and the proposed amendments. The summary is qualified in its entirety by reference to the full text of the amended plan which is attached as Exhibit A to this Proxy Statement. The attached copy of the plan is restated to reflect the proposed amendments as well as all prior amendments.

SUMMARY DESCRIPTION OF THE PROPOSED AMENDMENTS

     The Company proposes to amend the plan to implement the following changes:

     - increase the number of shares of Common Stock available for grant under the plan from 2,250,000 shares to 2,750,000 shares;

     - increase the minimum exercise price of nonqualified stock options from 75% to 100% of the fair market value of a share of Common Stock on the date of grant;

     - limit the size of stock option grants to individual officers to 200,000 shares of Common Stock per fiscal year;

     - change the eligibility requirements for members of the committee which administers the plan; and

     - revise the formula for stock option awards to non-employee directors (i) to increase the vesting period for the initial grant to new directors from six months to three years and (ii) expressly grant the administering committee authority to amend the formula from time to time without further shareholder approval.

These changes are discussed in more detail below in the relevant section of the summary plan description. Some of these changes are intended to conform the plan to recent developments in the law.

     In 1996, the Securities and Exchange Commission significantly amended the rules under Section 16 of the Securities Exchange Act of 1934 (the "Section 16 Rules"). These amendments simplified the procedures for officers, directors and principal shareholders to report transactions in the Company's Common Stock and broadened the exemptions from the short-swing profit recovery provisions of
Section 16 for transactions under employee benefit plans. Prior to the adoption of the new Section 16 Rules, option grants to executive officers under the plan were exempt from the short-swing profit recovery provisions of Section 16. The Company believes that the changes to the plan will preserve this exemption for future stock option grants.

     Also in 1996, the Internal Revenue Service finalized the regulations under
Section 162(m) of the Internal Revenue Code of 1986 (the "Section 162(m) Regulations"). Section 162(m) limits the ability of publicly held companies to deduct compensation expenses in excess of $1,000,000 paid to certain executive officers. The term "compensation" generally includes all cash and non-cash compensation deductible by the Company on its tax return, including the amounts realized by executives (and normally deductible by the Company) upon the exercise of non-qualified stock options. However, the $1,000,000 limit does not apply to the amounts realized upon the exercise of stock options that qualify as performance-based compensation under the Section 162(m) Regulations. The Company believes that the exercise of stock options granted under the amended plan will qualify for this exemption from the limit on deductibility.

SUMMARY DESCRIPTION OF THE PLAN

     Shares Subject to the 1993 Plan. The plan currently authorizes the Company to issue a maximum of 2,250,000 shares of Common Stock upon the exercise of stock options granted under the plan. As a result of options previously granted under the plan, the Company has issued approximately 95,000 shares of Common Stock through option exercises and reserved approximately 2,005,000 shares of Common Stock for outstanding options. There are less than 150,000 shares of Common Stock presently remaining under the plan for future option grants, although some additional shares may become available to the extent options expire unexercised. The amended plan would increase the maximum number of shares issuable by 500,000 shares (or 22%) to a total of 2,750,000 shares.

     Types of Awards. The Company may award two types of options under the plan: (i) options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code and (ii) nonqualified stock options. The plan does not permit the award of "phantom stock," "stock appreciation rights" or other similar awards.

     Administration. The plan is administered by a committee (the "Committee") composed of two or more directors of the Company. The Committee has the authority to (i) select the recipients of awards, (ii) fix the terms of all awards, (iii) construe, interpret and prescribe rules for the plan and (iv) make all other determinations necessary or advisable for the administration of the plan. The plan currently restricts Committee membership to "disinterested directors" as defined by the Section 16 Rules. However, the Securities and Exchange Commission eliminated this term when it amended the Section 16 Rules. The amendments to the plan would instead restrict Committee membership to "non-employee directors" as defined in the new Section 16 Rules. The amendments would further restrict Committee membership to "outside directors" as defined in the Section 162(m) Regulations adopted by the Internal Revenue Service.

     Eligibility and Participation. All directors, executives and other key employees of the Company or any of its Affiliates (as defined in the plan) are eligible for selection to participate in the plan. There are approximately 100 individuals currently eligible to participate in the plan. Stock options are awarded to non-employee directors (as defined in the plan) in accordance with a formula (discussed below). Under the applicable tax rules, the Committee may only grant incentive stock options to employees of the Company or its Affiliates.

     Duration of Options. The Committee generally determines the duration of each option, but no option may have a term of more than ten years. No incentive stock option is exercisable for more than three months after termination of the option holder's employment unless the termination is due to death or disability. In that case, an incentive stock option is exercisable for no more than one year after the option holder's death or disability.

     Duration and Amendment of the Plan. The Committee may continue to grant stock options under the plan until the earlier of (i) March 17, 2003 (ten years from the original date of adoption) or (ii) all the stock available under the plan has been issued. The Committee may amend or suspend the plan at any time, but shareholder approval is required for amendments which (i) increase the maximum number of shares available for grant under the plan, (ii) change the minimum exercise price of incentive stock options, (iii) permit the grant of options to persons other than employees or directors or (iv) materially increase the benefits accruing to employees under the plan.

     Exercise Price. Options granted under the plan are subject to minimum exercise prices based on the fair market value of a share of Common Stock on the date of grant. The minimum exercise prices for incentive and nonqualified stock options are currently 100% and 75%, respectively, of the fair market value of a share of Common Stock on the date of grant. The amended plan would increase the minimum exercise price for nonqualified stock options to 100% of the fair market value of a share of Common Stock on the date of grant. The exercise price of an option must be paid in full either in cash or with shares of Common Stock valued at fair market value. The Committee may permit "cashless exercises" and authorize payment with a secured promissory note.

     Other Terms. Options granted under the plan are only exercisable by the original recipient and are not transferable, except by will or the laws of descent and distribution or, in the case of nonqualified stock options, pursuant to a qualified domestic relations order. Options are generally exercisable in such installments as the Committee decides, but not within six months of the date of grant, except in cases of death or disability of the option holder or dissolution, liquidation, reorganization, merger or consolidation of the Company.

     Awards to Directors. The Company's directors do not receive any cash compensation for services provided as a member of the Board. Directors (other than employee directors) are automatically awarded nonqualified stock options annually under the plan. Eligible directors are awarded an option to purchase 6,750 shares of Common Stock upon their initial election to the Board and an option to purchase 5,250 shares of Common Stock each time they are re-elected to the Board. The term of the options is ten years, and the exercise price is fixed at the fair market value of a share of Common Stock on the date of the relevant annual meeting. The plan currently provides that these options vest six months after the date of grant. The amended plan would change the vesting period for the initial grant to three years. The amended plan would also expressly authorize the Committee to amend the terms and number of future option awards to eligible directors without further shareholder approval, but not more than once every six months unless required to comply with changes in certain laws.

     Special Terms Applicable to Large Shareholders. In addition to the other restrictions contained in the plan, the plan requires that incentive stock options granted to persons possessing more than 10% of the total combined voting power of all classes of stock of the Company (i) have an exercise price of not less than 110% of the fair market value of a share of Common Stock on the date of grant and (ii) expire not later than five years from the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     Nonqualified Stock Options. Under current federal income tax law, the grant of a nonqualified stock option has no tax effect on the Company or the option holder. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the Committee, the exercise of a nonqualified stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the option holder as ordinary income is treated as earned income. The option holder's tax basis in the shares will be equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the option holder will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. The Company will normally be allowed, at the time of recognition of ordinary income by the option holder upon exercise, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

     Incentive Stock Options. The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with nonqualified stock options. Under current federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant nor within one year after exercise and (ii) is an employee of the Company or any of its Affiliates from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the option holder as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the option holder disposes of the shares prior to the expiration of either of the holding periods described above, the option holder would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the option holder's holding period for the shares.

VOTE REQUIRED

     Under the Company's Bylaws and the terms of the plan, the amended plan must be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting, and (ii) a majority of the required quorum. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. The Company believes that shareholder approval in accordance with its Bylaws will also satisfy the shareholder approval requirement of the Section 162(m) Regulations.

     Furthermore, because the directors would benefit from the amended plan, under Section 310 of the California Corporations Code, the person asserting the validity of the grant of an option to a director under the amended plan would have the burden of proving that such grant was just and reasonable as to the Company at the time that the grant was authorized, approved or ratified, unless the amended plan is approved by shareholders holding (a) a majority of shares present, or represented, and voting at the Annual Meeting, with the shares owned by the directors not being entitled to vote thereon, and (b) a majority of the required quorum, which, in this case, is the majority of outstanding shares other than the shares owned by the directors. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case such abstentions and broker non-votes will have the effect of a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     As recommended by its Audit Committee, the Board of Directors has selected Deloitte & Touche as independent accountants for the fiscal year ending February 1, 1998, subject to ratification by the shareholders.

     Deloitte & Touche, formerly known as Touche Ross & Co., has audited the Company's financial statements since the fiscal year ended March 31, 1980. It is expected that their representative will be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

     In the event that the selection of Deloitte & Touche as independent accountants for the fiscal year ending February 1, 1998, is not ratified by the shareholders, the Board of Directors will select other independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS REAPPOINTMENT.

                                 OTHER MATTERS

     The Company knows of no other matters to be acted upon at the meeting other than those referred to in the accompanying notice of the meeting. However, if any other matter should properly come before the meeting, holders of the proxies solicited hereby will vote thereon in their discretion.

                           PROPOSALS OF SHAREHOLDERS

     Proposals intended to be presented by shareholders at the 1998 Annual Meeting of Shareholders and included in the Company's proxy statement for such meeting must be received by the Secretary of the Company at 3250 Van Ness Avenue, San Francisco, California 94109, on or before January 28, 1998.

                      AVAILABILITY OF REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE UPON WRITTEN REQUEST AND WITHOUT CHARGE TO ANY SHAREHOLDER BY WRITING TO:

     Secretary
     Williams-Sonoma, Inc.
     3250 Van Ness Avenue
     San Francisco, California 94109

                                          By Order of the Board of Directors

                                          Dennis A. Chantland, Secretary

San Francisco, California
April 22, 1997

                                                                       EXHIBIT A

                             WILLIAMS-SONOMA, INC.

                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN

     1.  PURPOSE

     The purpose of this Amended and Restated 1993 Stock Option Plan (the "Plan") of WILLIAMS-SONOMA, INC., a California corporation (the "Company"), is to secure for the Company and its shareholders the benefits arising from stock ownership by selected key employees and directors of the Company or any of its Affiliates (as defined below). The Plan will provide a means whereby such employees and directors may purchase shares of the common stock of the Company (or any class of stock into which such common stock is converted or reclassified as provided in Section 17) (the "Common Stock") pursuant to (i) options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) "non-incentive" or "nonqualified" stock options ("nonqualified stock options").

     2.  ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company consisting of two or more directors of the Company, all of whom shall be (i) "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) "outside directors" within the meaning of Section 162(m) of the Code. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or unanimous written consent of its members.

     Subject to the provisions of the Plan, the Committee shall have the authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (vi) to amend the terms of any outstanding option, with consent of the option holder, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

     3.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 17, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed Two Million Seven Hundred Fifty Thousand (2,750,000) shares; provided, however, that no officer (within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended) shall be granted in any fiscal year options to purchase more than 200,000 shares of Common Stock. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

     4.  ELIGIBILITY AND PARTICIPATION

     All key employees and directors of the Company or any Affiliate shall be eligible for selection to participate in the Plan. An "Affiliate" shall mean any parent or subsidiary of the Company as defined in Section 424(e) and (f) of the Code. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the Plan. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, is not an employee of the Company. Nonqualified stock options may be granted to persons who have agreed in writing to become officers or key employees of the Company or any Affiliate at the time of the grant and who become officers or key employees of the Company or any Affiliate within 120 days thereafter. Spouses to whom a nonqualified stock option is transferred pursuant to a qualified domestic relations order pursuant to Section 11 shall also be eligible to participate in the Plan with regard to such option, but only to the extent the original option holder would have been able to participate had such original option holder continued to hold the option, and to the extent permitted by the Committee or by the terms of the option agreement.

     The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (whenever granted) are exercisable for the first time by an option holder during any calendar year (under all incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000.

     All incentive stock options granted under the Plan shall be granted within ten years from the original date of adoption of this Plan.

     5.  AWARDS TO DIRECTORS

     Any person who is or becomes a director and who is not an employee of the Company is referred to herein as an "Eligible Director." During the term of the Plan, each Eligible Director who becomes for the first time a director of the Company on or after the 1993 Annual Meeting of Shareholders shall automatically be granted, on the date he or she first becomes a director, a nonqualified stock option to purchase 6,750 shares of Common Stock. During the term of the Plan, each Eligible Director shall also be granted a nonqualified stock option to purchase 5,250 shares of Common Stock on the date of each annual meeting of the Company's shareholders at which such Eligible Director is re-elected to continue to serve on the Company's Board of Directors.

     The purchase price under each nonqualified stock option granted to Eligible Directors shall be equal to the fair market value of the stock subject to the option on the date the option is granted. Options initially granted to Eligible Directors upon their joining the Board of Directors shall vest and become exercisable in three equal installments on each anniversary of the grant date. Options granted annually to Eligible Directors upon their re-election to the Board of Directors shall vest and become exercisable in one installment six months after the date of grant. All options granted to Eligible Directors shall expire ten (10) years from the date of grant.

     The Committee may at any time amend or revise the provisions of this
Section 5 but not more than once every six months unless required to comply with changes in the Code or the Employee Retirement Income Security Act ("ERISA"), or the rules promulgated under the Code or ERISA.

     6.  DURATION OF OPTIONS

     Subject to Sections 5 and 16, each option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that all stock options shall expire within ten (10) years from the date on which such options are granted.

     7.  PURCHASE PRICE

     Subject to Sections 5 and 16, the purchase price of the stock covered by each option shall be determined by the Committee but shall not be less than one hundred percent (100%) of the fair market value of such stock (as determined under Section 9) on the date of grant. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder, or (iii) if authorized by the Committee or if specified in the option being exercised, (x) by a promissory note made by option holder in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with Section 9) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

     8.  EXERCISE OF OPTIONS

     In no event shall any option be exercisable earlier than six months after the date of grant except in the case of the death or disability of the option holder, in which case such option may be exercisable in accordance with Section
14. Subject to Section 5, each option granted under this Plan may be exercisable in full upon the expiration of such six month period or in such installments during the period prior to its expiration date as the Committee shall determine. Furthermore, unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than (i) one hundred (100) shares or (ii) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

     9.  FAIR MARKET VALUE OF COMMON STOCK

     The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market System) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted (which, for all purposes, shall be the date on which the Committee makes the determination granting the option) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

     10.  WITHHOLDING TAX

     Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option or (ii) the exercise of non-qualified stock options, the Company shall have the right to require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

     11.  NONTRANSFERABILITY

     An incentive stock option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouses's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

     A non-qualified stock option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercisable during the option holder's lifetime only by the option holder or, to the extent permitted by the Committee or by the terms of the option agreement, the spouse of the option holder who obtained the option pursuant to such a qualified domestic relations order described herein or pursuant to Section 14.

     12. SHARES TO BE ISSUED IN COMPLIANCE WITH FEDERAL SECURITIES LAWS AND EXCHANGE RULES

     At the discretion of the Committee, any option may provide that the option holder (and any transferee), by accepting such option, represents and agrees that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of any option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable licensing requirements of any principal securities exchange on which shares of the same class are listed.

     13.  TERMINATION OF EMPLOYMENT

     If a holder of an incentive stock option ceases to be employed by the Company or any of its Affiliates for any reason other than the option holder's death or permanent disability (within the meaning of Section

22(e)(3) of the Code), the option holder's incentive stock option shall be exercisable for a period of three (3) months after the date the option holder ceases to be an employee of the Company or such Affiliate (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this Section 13, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof. Termination of employment or other relationship with the Company by the holder of a nonqualified stock option will have the effect specified in the individual option agreement, as determined by the Committee. Any option transferred pursuant to a qualified domestic relations order pursuant to Section 11 shall continue to be subject to the provisions governing the grant to the original grantee, including without limitation, the provisions governing exercisability, vesting and termination (which shall be determined by reference to the employment status of the original grantee), unless the option agreement or the Committee provides otherwise.

     14.  DEATH OR PERMANENT DISABILITY OF OPTION HOLDER

     If the holder of an incentive stock option dies or becomes permanently disabled (within the meaning of Section 22(e)(3) of the Code) while the option holder is employed by the Company or any of its Affiliates, the option holder's option shall be exercisable for a period of one (1) year after the date of such death or permanent disability (unless by its terms it sooner expires) to the extent exercisable on the date of death or permanent disability and shall thereafter expire and be void and of no further force or effect. During such period after death, such incentive stock option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution. The death or disability of a holder of a nonqualified stock option will have the effect specified in the individual option agreement, as determined by the Committee.

     15.  PRIVILEGES OF STOCK OWNERSHIP

     No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     16.  SPECIAL TERMS APPLICABLE TO LARGE SHAREHOLDERS

     Notwithstanding any other provision of this Plan, each incentive stock option granted to a person possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or an Affiliate, as applicable) (a "Large Shareholder") shall (i) have an exercise price of not less than one hundred and ten percent (110%) of the fair market value of the stock covered by the option (as determined under Section 9) on the date of grant and (ii) expire not later than five (5) years from the date of grant.

     17.  ADJUSTMENTS

     If the outstanding shares of the Common Stock of the Company (or any other class of shares or securities which shall have become eligible for grant under the Plan pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options theretofore granted hereunder shall terminate; provided, however, that notwithstanding the foregoing, the Committee shall provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of Section 8; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options and rights of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

     Adjustments under this Section 17 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

     18.  AMENDMENT AND TERMINATION OF PLAN

     The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of Section 17, or change the minimum purchase price of incentive stock options set forth in Sections 7 and 16, or increase the maximum term of incentive stock options provided for in Sections 6 and 16, or permit the granting of options to anyone other than as provided in Sections 4 or 5, or otherwise materially increase the benefits accruing to employees under the Plan.

     Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific action of the Committee and the consent of the option holder, in any way modify, amend, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     19.  EFFECTIVE DATE OF PLAN

     The Plan, as hereby amended, shall be submitted for approval by the holders of the outstanding voting stock of the Company within twelve (12) months from the date the amendments are adopted by the Board of Directors.

                                     PROXY


                             WILLIAMS-SONOMA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of Williams-Sonoma, Inc. (the "Company") hereby appoints W. Howard Lester and Dennis A. Chantland, and each of them, with full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 31, 1997, at the 1997 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 28, 1997 at 10:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournment or postponements thereof.

The Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted for the election of the named directors, FOR proposal 2, FOR proposal 3, and in the manner described in item 4 of this Proxy.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE.)


                                                                ---------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                ---------------

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

                                                             Please mark
                                                           your votes as
                                                            indicated in
                                                             this example  /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS

                FOR THE ELECTION AS                     WITHHOLD
               DIRECTORS OF ALL NOMI-                   AUTHORITY
               NEES LISTED (EXCEPT AS                 TO VOTE FOR ALL
               MARKED TO THE CONTRARY).                NOMINEES LISTED.

                       / /                                  / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below):

        Charles E. Williams     Patrick J. Connolly     James M. Berry
        W. Howard Lester        Gary G. Friedman        Millard S. Drexler
        James A. McMahan        Adrian D.P. Bellamy     John E. Martin
        Nathan Bessin

2.  Proposal to approve the Amended and Restated 1993 Stock Option Plan.

                FOR             AGAINST             ABSTAIN

                / /               / /                 / /

3. Proposal to ratify the selection of Deloitte & Touche as independent accountants for the 1997 fiscal year.

                FOR             AGAINST             ABSTAIN

                / /               / /                 / /

4. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before this meeting, or any adjournments or postponements thereof.


NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the name signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report for the 1996 Fiscal Year furnished herewith.


-------------------------------------------------------------------------------
                              Please Print Name(s)


Signature(s)                                             Date            , 1997
            --------------------------------------------    ------------
Please sign exactly as your name or names appear on this proxy and return it promptly in the enclosed envelope.

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